Exhibit 10.13
STAGE III TRI-PARTY AGREEMENT

THIS STAGE III TRI-PARTY AGREEMENT (“Agreement”) is made effective as of the 27th day of July, 2007, by and between Blume Yale Limited Partnership, a Washington limited partnership (“Landlord”); Onvia, Inc., a Delaware corporation, f/k/a Onvia.com, a Washington corporation (“Onvia”); and the Bill & Melinda Gates Foundation, a Washington charitable trust (“Foundation”).

Recitals:

A. Landlord is the current owner of the building located at 1260 Mercer Street, Seattle, Washington (“Building”).

B. Onvia is a tenant of the Building, occupying the entirety of Floor 3, the Plaza, and a portion of Floor 1 of the Building pursuant to the terms of that certain Amended and Restated Mercer Yale Building Office Lease Agreement dated February 8, 2000, as amended by (i) a certain Amendment No. 1 to Amended and Restated Office Lease Agreement dated January 31, 2001 and (ii) a certain Amendment No. 2 to Amended and Restated Office Lease Agreement executed September 1/7, 2006 (collectively, “Onvia Lease”) between Landlord (as landlord) and Onvia (as tenant). The space leased by Onvia under the Onvia Lease is referred to in this Agreement as the “Onvia Space”.

C. Foundation is a tenant of the Building, occupying Floors 2 and 4, and a portion Floor 1 of the Building pursuant to the terms of that certain Mercer Yale Building Office Lease Agreement dated August 30, 2006, as amended by a certain Amendment No. 1 to Office Lease Agreement dated March 9, 2007 (collectively, “Foundation Lease”). The provisions set forth in Amendment No. 1 became or will become effective on June 8, 2007.

D. Onvia desires to vacate the Onvia Space at an undetermined date in the near future and terminate the Onvia Lease. Foundation desires to obtain occupancy of the Onvia Space upon the vacation thereof by Onvia to accommodate Foundation’s occupancy needs. Landlord is willing to accommodate the interests of Onvia and Foundation, on the condition that Landlord suffers no interruption or diminution in the cash flow generated by the Onvia Lease.

E. The parties desire to establish a flexible arrangement accommodating the simultaneous (i) termination of the Onvia Lease pursuant to the Lease Termination Agreement referenced in Section 3(a) below and (ii) amendment of the Foundation Lease pursuant to the Amendment No. 2 to Office Lease Agreement referenced in Section 3(b) below causing the Onvia Space to be added to the Foundation Lease and clarifying the application of certain provisions already contained in the Foundation Lease to the resulting enlarged premises occupied by Foundation.

F. The Lease Termination Agreement and the Amendment No. 2 to Office Lease Agreement must be approved by Landlord’s lender and the transactions contemplated by this Agreement are conditioned on obtaining such approval.

NOW, THEREFORE, in consideration of the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Stage III Transition Date. The term “Stage III Transition Date” means the date specified in the Stage III Transition Notice on which the Lease Termination Agreement and the Foundation Amendment become effective.

2. Stage III Transition Notice. The term “Stage III Transition Notice” means a written notice in form identical to that annexed hereto as Exhibit A, signed by each of Onvia and Foundation, and delivered in person or by an overnight courier service to Landlord between 9:00 a.m. and 4:30 p.m. on a Business Day at the address shown on Exhibit A. To be valid, a Stage III Transition Notice must (i) be delivered to Landlord not later than May 1, 2008, and (ii) specify a Stage III Transition Date that is no earlier than ten (10) days subsequent to the date of delivery of the Stage III Transition Notice. The term "Business Day" means a day of the year on which banks are not required or authorized to close in Seattle, Washington.

3. Stage III Collateral Agreements; Lender Consent. Simultaneously herewith:

(a) Landlord and Onvia are executing a Lease Termination Agreement relating to the Onvia Lease; and

(b) Landlord and Foundation are executing an Amendment No. 2 to Office Lease Agreement relating to the Foundation Lease

(collectively, the “Stage III Collateral Agreements”). The Stage III Collateral Agreements are conditional agreements and shall not be effective: (A) if there is an uncured event of default under the Onvia Lease by Onvia or an uncured event of default under the Foundation Lease by Foundation as of the date of delivery of the Stage III Transition Notice or the Stage III Transition Date, and (B) until (i) a valid Stage III Transition Notice is delivered, and (ii) Landlord has delivered notice to Onvia and Foundation that Landlord’s lender has consented to the transactions contemplated by the Stage III Collateral Agreements. Landlord hereby covenants and agrees to promptly submit the Stage III Collateral Agreements to Landlord’s lender to obtain such lender’s consent thereto. Landlord will timely respond to the inquiries of Onvia and Foundation regarding information in the possession of Landlord regarding the status of the lender’s processing and review. If Foundation and Onvia do not receive confirmation of Landlord’s lender’s consent to the Stage III Collateral Agreements within ten (10) Business Days following the date of this Agreement, then Foundation and Onvia shall have the right to terminate this Agreement by delivery of written notice to the other parties to this Agreement at any time prior to Foundation’s receipt of such lender’s consent.

4. Condition of Onvia Space on Stage III Transition Date; Removal of Building Signs.

4.1 Onvia Space. Landlord makes no representations or warranties, nor is Landlord responsible for, the condition or occupancy status of the Onvia Space as of the Stage III Transition Date. Foundation agrees to accept the Onvia Space on an “as-is, where-is” basis. Any expectations of Foundation regarding the condition or occupancy status of the Onvia Space shall be the subject matter of a separate agreement between Foundation and Onvia. Foundation is responsible for inspecting the Onvia Space prior to participating in the delivery of a Stage III Transition Notice.

4.2 Building Signs. Onvia shall remove its signs on the Building in accordance with the terms of the Termination of Lease Agreement and Onvia shall repair any damage to the common areas and Building exterior occasioned by such removal.

5. Rent Associated With Stage III Transition; Letter of Credit.

5.1 Rent. In the event the Stage III Transition Date is not the last day of a calendar month, Foundation and Onvia are responsible for allocating between them Rent (including Basic Rent and Additional Rent) prepaid for the month in which the Stage III Transition Date occurs. Such allocation shall be the subject matter of a separate agreement between Foundation and Onvia.

5.2 Letter of Credit. Following the Stage III Transition Date, Landlord shall return the letter of credit held by Landlord under the Onvia Lease in accordance with the terms of the Termination of Lease Agreement.

6. Notices; Addresses. A Stage III Transition Notice may only be delivered as set forth in Section 2 of this Agreement. All other notices, payments, demands, or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the party to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail or overnight courier, postage and charges prepaid, or by facsimile or emailed PDF copy, if such facsimile or email is followed by a hard copy of the facsimile or email communication sent promptly thereafter by personal delivery or registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as a party may from time to time specify by notice to the other parties to this Agreement:

Landlord:

The Blume Company
1100 NE 45th Street, Suite 500
Seattle, WA 98105
Attn: Gregory G. Blume
Fax No.: (206) 324-6150

Onvia:

Onvia, Inc.
1260 Mercer Street
Suite 300
Seattle, WA 98109
Attn: Cameron Way
Fax No: (206) 373-912

Foundation:

Bill & Melinda Gates Foundation
1551 Eastlake Avenue East
PO Box 23350
Seattle, WA 98102
Attn: Site Operations Manager
Fax No: (206) 709-3180

DATED as of the date first appearing above.

BLUME YALE LIMITED PARTNERSHIP  ONVIA, INC.

By _______________________________  By _______________________________
Its _______________________________  Its _______________________________

BILL & MELINDA GATES FOUNDATION

By _______________________________
Alexander Friedman, Chief Financial Officer

State of Washington
County of King

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the ______________ of ONVIA, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________

Notary Public

[Seal or Stamp]
[Printed Name]
My appointment expires __________

State of Washington
County of King

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the ______________ of BLUME YALE LIMITED PARTNERSHIP to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________

Notary Public

[Seal or Stamp]
[Printed Name]
My appointment expires __________

State of Washington
County of King

I certify that I know or have satisfactory evidence that Alexander Friedman is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as the Chief Operating Officer of the BILL & MELINDA GATES FOUNDATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________

Notary Public

[Seal or Stamp]
[Printed Name]
My appointment expires __________

EXHIBIT A

[________________, 2007]

The Blume Company
1100 NE 45th Street, Suite 500
Seattle, WA 98105
Attn: Gregory G. Blume

Gentlemen:

This letter serves as Notice pursuant to that certain Stage III Tri-Party Agreement dated __________ __, 2007 by and between Blume Yale Limited Partnership (“Landlord”); Onvia, Inc. (“Onvia”); and the Bill & Melinda Gates Foundation (“Foundation”). This letter is the “Stage III Transition Notice” described in Section 2 of the referenced Stage III Tri-Party Agreement.

Pursuant to the Stage III Tri-Party Agreement, you are hereby notified that the Stage III Transition Date (as defined in the Stage III Tri-Party Agreement) is __________, 200_.

BILL & MELINDA GATES FOUNDATION By _______________________________ Cheryl Scott, Chief Operating Officer	ONVIA, INC. By _______________________________ Its _______________________________